Exhibit 99.1

News Release

Babcock & Wilcox Announces Conclusion of Previously-Disclosed SEC Investigation

(AKRON, Ohio – October 25, 2021) – On October 20, 2021, Babcock & Wilcox Enterprises, Inc. (the “Company”) received a letter from the staff of the Division of Enforcement of the Atlanta Regional office of the U.S. Securities and Exchange Commission (“Commission”) confirming that the staff has concluded its investigation of the Company that the Company has previously disclosed in its SEC filings and that it does not intend to recommend to the Commission that an enforcement action be brought against the Company.

“We have cooperated with the SEC throughout the duration of this investigation which began in 2017 and are pleased to put this matter behind us,” commented Kenneth M. Young, CEO and Chairman of the Company.

About B&W
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc., is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on LinkedIn and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
330-860-6802 | 704.625.4944	330.860.1345
investors@babcock.com	rscornell@babcock.com